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                      [SUTHERLAND ASBILL & BRENNAN LLP]

                               April 22, 2005

Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

     Re:  Farm Bureau Life Variable Account
          (File No. 33-12789)
          ---------------------------------

Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 23 to the Registration Statement on Form S-6 for Farm Bureau Life Variable Account (File No. 33-12789). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP


                                            By:  /s/ Stephen E. Roth
                                                 -------------------
                                                     Stephen E. Roth